Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(20,367,090)
Realized Gain (Loss) on Swap Contracts	(6,173,376)
Unrealized Gain (Loss) on Market Value of Commodity Futures	5,748,420
Unrealized gain (loss) on Fair Value of Swap Contracts	4,135,639
Dividend Income	1,795,495
Interest Income	1,035,566
ETF Transaction Fees	17,800
Total Income (Loss)	$(13,807,546)

Expenses
General Partner Management Fees	$363,996
Professional Fees	144,524
Brokerage Commissions	130,641
Directors' Fees and insurance	61,658
License fees	12,134
Total Expenses	$712,953
Net Income (Loss)	$(14,520,499)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/25	$925,898,661
Additions (6,300,000 Shares)	437,223,606
Withdrawals ((6,700,000) Shares)	(462,525,356)
Net Income (Loss)	(14,520,499)

Net Asset Value End of Month	$886,076,412
Net Asset Value Per Share (12,823,603 Shares)	$69.10

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596